LEASE CONTRACT

Lessor (hereinafter referred to as Party A). Yakun Song

Lessee (hereinafter referred to as Party B). Changchun Decens Food Co., Ltd.

In accordance with Contract Law of PRC and corresponding laws and regulations, Party A and B have reached an agreement through friendly consultation to conclude the following contract.

I. Party A guarantees that the leasing buildings meet the national corresponding regulations.

II. Location, Area, Decoration, and Facility Condition of the Premises
1.  The premises that Party A will lease to Party B include:
40-1 Buildings, Dama Road, Nanguan District, Changchun, Jilin Province
No. 83-7, Chongqing Road, Changchun
No. 1629, Dama Road, Nanguan District, Changchun
No. 06 Bakery, Food Area, Zhongdong Market, Intersection between Liberty Avenue and East Ring Road, Changchun
Space in Basement Floor, Xin Tian Di Shopping Park, No. 1138, Yatai Avenue, Changchun
No. 6 Booth, Zhongyuan Agricultural Trading Super Market, Fufeng Road, Dongsheng Avenue, Er'dao District, Changchun
Space in Basement Floor, West Building 1, Changbai Mansion, No. 1881, Renmin Avenue, Changchun
No. 212, Hall 2, Huazheng Wholesale Center, Sub-No. 12, Liaoning Road, Kuancheng District, Changchun
2. The internal area of 40-1 Buildings in Dama Road is 3130.49 square meters, with 3 floors.
3. It is with simple decoration of 40-1 Buildings in Dama Road. See the details about inside facilities and equipments in the annex. The annex will be the evidence for leasing and retracting.
4.  Other spaces meet Party B’s daily operation requirements.

III. Lease Term
1. The lease term will be 60 months totally, from January 1, 2008 to December 31, 2012.
2. Party B commits that the leased space will be only used for manufacture, office, and sales.
3. Party A has the right to retract the premises when the contract is expired. Then Party B should return on time. When Party B wants to renew the contract, it must inform Party A by written notice 6 months ahead, and renews the lease contract after Party A agrees.

IV. Rental
1. Amount: total amount is ¥15 million, and payment of rental will be one installment every month. The payment of each period is as follows:
2008-2009  ¥200,000 monthly;
2010 ¥250,000 monthly;
2011-2012 ¥300,000 monthly;
2. Payment method: Party B’s rental payment will be one installment every month. Party A will issue a written receipt to Party B after receiving the payment.

V. Relevant Expense and Taxation
1. Expenses paid by Party A:
(1) During the lease period, Party A should pay the building and land’s property tax. Party A should also pay if the expense is taxed by corresponding governmental departments but doesn’t include in this agreement, and is relevant with the property.
(2) Party B will pay the property management fee.

2. Expenses paid by Party B:
(1) Party B should pay the fees on time.
(2) Party A should not add other expenses that did not mention to be paid by Party B in this agreement. During the lease period, both parties should not adjust the lease fee.

VI. House Repair and Use
1. During the lease period, Party A should ensure the safety of the leased house. Except the ones mentioned in this agreement, Party A should be responsible for the maintenance and repair of the property (Except the misuse by Party B).
Party A should inform Party B 30 days before it starts to repair the property. Party B should cooperate with Party A actively.
Party A should provide the maintenance service on time if Party B asks for.
Party A will not be responsible for the decoration made by Party B.
2. Party B should use the leased premises and facilities reasonably. Party B should be responsible for the repair and economic compensation if it causes damage to the premises and facilities.
If Party B changes the property’s internal structure and decoration, or setups facilities impacting the property’s structure, the plan of the design scale, scope, technique, and materials have to get the written agreement before launching any such project. When the lease contract is expired, or terminated because of Party B’s obligation, besides other agreements reached by both parties, Party A has the right to select one of the options below:
(1)	The internal decoration belongs to Party A.
(2)	Party B restores the premises to its original condition.
(3)	Party B pays the actual expenses for restoration project to Party A.
VII. Transfer and Sublease
1. During the lease period, Party A has the right to transfer the leased property in accordance with legal process. After transfer, this agreement will be enforceable to the new owner and Party B.

2. Party B cannot sublease or lend the leased property to other party without Party A’s agreement.
3. Party A should inform Party B by written notice 6 months before it sells the property. Party B has the priority to buy such property under the same conditions.

VIII. Modification, Removal and Termination of the Contract
1. The agreement can be terminated under mutual consultation.
2. Party B has the right to terminate this agreement if Party A has the following behaviors:
(1) Party A cannot provide the premises or the premises cannot meet the requirements in accordance with the contract, and it has impacted significantly Party B’s daily manufacture and operation.
(2) Party A is not responsible for repairing and maintaining the leased property, and it has impacted significantly Party B’s daily manufacture and operation.
3. During the lease period, Party A has the right to terminate this agreement and take back the property if Party B has the following behaviors:
(1) Sublease and lend the premises to other party without Party A’s written agreement.
(2) Demolish and change the property structure without Party A’s written agreement.
(3) Does not restore within the reasonable period set by Party A if Party B has made damage to the property.
(4) Change the lease function without Party A’s written agreement.
(5) Store dangerous stuff or take illegal activity inside the leased property.
(6) Cannot pay all fees and expenses that Party B should pay before the payment deadline, and has caused significant loss to Party A.
(7) Cannot pay the leasing fee on time and delay to pay more than 3 months.
4. Party B should inform Party A by written notice 6 months before the agreement is expired, if Party B wants to renew the lease contract. Party B has the priority to renew the contract, under the same conditions, if Party A still wants to lease such premises when the contract is expired.
5. The contract will be terminated when the lease contract is expired.
6. The contract will be terminated if it is caused by force-majeure circumstances.

IX. Check before Leasing and Retracting
1. Party A should ensure the leased property itself, the facilities and equipments are under the work condition.
2. Both parties should attend the check process, and raise the questions on the spot about the decoration, and facilities. Any party should raise the questions within 10 days if it is hard to tell on the spot.
3. Party B should return the property, and its facilities and equipments to Party A after the lease contract is expired.
4. Party B should ensure the property, facilities and equipments are under good conditions when the lease contract is expired, and should not leave goods or impact the property’s normal use. Party A has the right to dispose the stuff if such stuff is left without Party A’s agreement.

X. Default Punishment of Party A
1. Party A should pay the default fine to Party B, equaling to 5% of the total lease fee, if Party A cannot provide the premises in accordance with this contract, leading to terminate the contract. Party A should also compensate other loss beyond the default fine.
2. Party A should pay the overdue fine to Party B for every overdue day, equaling to two times of the daily lease fee, if Party B asks Party A to renew the contract. Party A should also compensate other loss for overdue.
3. Because Party A’s negligence to perform the repair and maintenance duty or emergency situation, Party A should pay Party B or discount the lease fee if Party B organize such repair and maintenance. But Party B has to provide the valid receipts.
4. In case party A breaches this contract, retracting the property, then party A should pay the default fee to Party B, equaling to 10% of total lease fee. In case the default fee is not sufficient to cover Party B’s loss, Party A should compensate the loss as well.
5. Party A should compensate the loss to Party B if the contract is terminated because Party A has the premise ownership issue or leases the premises illegally.

　　XI. Default Punishment of Party B
1. Party A has the right to terminate the contract and retract the premises if Party B has one of the following activities during the lease period. Party B should pay the default fine to Party A, equaling 10% of the total lease fee. In case the default fee is not sufficient to cover Party A’s loss, Party B should compensate the loss till all the loss has been compensated.
(1) Sublease and lend to other party without Party A’s written agreement.
(2) Demolish and change the premise structure or destroy the property without Party A’s written agreement.
(3) Change the lease use mentioned in this agreement or use the premises for illegal activities.
(4) Delay to pay the lease fee more than 3 months accumulated.
2. During the lease period, if Party B delays to pay fees that Party B should pay in accordance with this agreement, Party B should pay default fee everyday to Party A, equaling to 5% of such fees’ total amount.
3. During the lease period, if Party B terminates the lease contract without the permission from Party A, Party B should pay default fee to Party A, equaling to 10% of the total lease fee. Party B should also compensate other loss beyond the default fine.
4. If Party B is late for paying the lease fee, Party B should pay the overdue fine to Party A for every overdue day, equaling to 2 times of the daily lease fee.
5. Party B should return the premises on time when the contract is expired. Party B should pay the overdue fine to Party A for every overdue day, equaling to 2 times of the daily lease fee. Party B should also compensate other loss because of the overdue return.

XII. Indemnification
1. Both Party A and Party B will not responsible for the agreement termination or corresponding loss because of the force-majeure circumstances.
2. Both Party A and Party B will not responsible for the loss to both parties, caused by the national policies that require demolishing or reconstructing leased premises.
3. The lease fee will be calculated depending on the actual lease time (the incomplete months will be counted day by day) if the contract is terminated by the reasons above.
4. Force-majeure means “unforeseeable, unavoidable, unconquerable objective situations”.

XIII. Both parties can make the amendment after reaching the agreement through friendly consultation if other matters have not been included in this agreement. Any amended term or annex is the integral part of this contract. The amended term or annex and this contract are equally valid.

IXV. Dispute Resolution
Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation or coordination; in case the agreement cannot be reached, it will take one of the two options listed as below:
1. To be settled by arbitration before the facilities of arbitration committee.
2. To summit the dispute to the court that has the jurisdiction over the matter.

　　XV. The contract will be valid after signed and stamped by both parties.

　　XVI. There are 2 originals of this contract. Each party will hold 1 original. They have the equal legal force.

Party A: Changchun Decens Food Co., Ltd.	Party B: Yakun Song
Representative: /s/Yakun Song	Representative: /s/Yakun Song
Date: 2007-12-10	Date: 2007-12-10